Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
+1 925 924 5630
laura.graves@polycom.com

Press Contact:	Shawn Dainas
Polycom, Inc.
+1 925 924 5676
shawn.dainas@polycom.com

CFO Michael Kourey to Retire from Polycom

PLEASANTON, Calif. – Feb. 8, 2012 – Polycom, Inc. (Nasdaq: PLCM), the global leader in standards-based unified communications (UC), today announced that Mike Kourey will be retiring from his position as executive vice president and chief financial officer of Polycom in order to pursue other opportunities, including continuing to serve on corporate boards and various charitable activities. As Polycom’s seventh employee, Kourey has provided strategic financial expertise and business guidance to the company for 20 years, building a stellar financial position and reputation for Polycom. Kourey will remain with the company until March 7 to provide for a smooth transition, and he will be available as an advisor to the company through May 7, 2012. Separately, Polycom also announced it has appointed Eric Brown as the company’s new chief financial officer, chief operating officer, and executive vice president effective February 21, 2012. [Hyperlink to press release entitled “Polycom Names Eric Brown Chief Financial Officer and Chief Operating Officer.”]

“I want to warmly thank Mike for his commitment to Polycom and his contributions to our success, including helping grow revenues from a standing start to $1.5 billion in 2011, with 12 sequential quarters of growth and 56 quarters of positive cash flow,” said Andy Miller, president and CEO of Polycom. “Mike has been very helpful to me and the entire Polycom team over the past 21 months since I was appointed to CEO. I wish Mike all the best in his future business and charitable endeavors, and we will always consider him a key member of the Polycom family.”

“I am proud of the entire Polycom team with what we have been able to accomplish in building Polycom as an undisputed global leader in video collaboration,” said Kourey. “After 20 years and, culminating with our record year in 2011, this is the perfect time for me to move to the next chapter. As a shareholder, I am confident that Polycom will continue to grow and lead in the exciting video collaboration market.”

Polycom announced fourth-quarter and full-year 2011 financial results on Jan. 23, 2012. The company confirms its financial results, first-quarter 2012 financial guidance and the long-term operating model given at that time.

About Polycom

Polycom is the global leader in standards-based unified communications (UC) solutions for telepresence, video, and voice, powered by the Polycom® RealPresence™ Platform. The RealPresence Platform interoperates with the broadest range of business, mobile and social applications and devices. More than 400,000 organizations trust Polycom solutions to collaborate and meet face to face from any location for more productive and effective engagement with colleagues, partners, customers and prospects. Polycom, together with its broad partner ecosystem, provides customers with the best TCO, scalability, and security – on-premises, hosted or cloud delivered. Visit www.polycom.com or connect with Polycom on Twitter, Facebook, and LinkedIn.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the expected future growth and leadership of Polycom in the video collaboration market and our reconfirmation of Polycom’s financial results for the fourth-quarter and full-year 2011, our first quarter 2012 financial guidance and our long-term operating model, all as first provided on our January 23, 2012 earnings call. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with general economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products; increasing costs and differing uses of capital; changes in key personnel, such as the CFO, that may cause disruption to the business; any disruptive impact to us that may result from new executive hires; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

© 2012 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.